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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K



                                    CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report:  February 18, 1997




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                            CORE-MARK INTERNATIONAL, INC.

                (Exact name of registrant as specified in its charter)


                           Commission file number 333-14217



DELAWARE                                                              91-1295550
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

395 OYSTER POINT BOULEVARD, SUITE 415
SOUTH SAN FRANCISCO, CA                                              94080
(Address of principal executive offices)                            (Zip Code)

          Registrant's telephone number, including area code: (415) 589-9445

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ITEM 2.  ACQUISITION OF ASSETS

    On February 3, 1997, the Registrant consummated a transaction, pursuant to a Purchase Agreement dated January 31, 1997, to acquire certain assets and the business of two related companies, Melvin Sosnick Company and Capital Cigar Company ("Sosnick"), a wholesale distributor to the convenience retail market in Northern California and Northern Nevada. Sosnick operates in the same geographic marketplace and provides similar products and services as the Registrant. The Registrant is merging the acquired business into its existing operations and facilities and has hired a majority of Sosnick's former employees (salespeople, warehouse employees and drivers) to support the additional sales volume.

    The assets acquired included trade accounts receivable, inventories and warehouse equipment that the Registrant intends to continue to use in its business. The purchase price for the assets and the business totaled $21.9 million, principally based upon book value of the assets. The terms of the acquisition resulted from arms-length negotiations between representatives of
Sosnick and the Registrant.   The Registrant financed the purchase price with
borrowings under its existing revolving credit facility with Chase Bank.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a)  Financial Statements of Business Acquired

To be provided by amendment within 60 days of the date hereof in accordance with
Item 7(a)(4) of Form 8-K.

(b)  Pro Forma Financial Information

To be provided by amendment within 60 days of the date hereof in accordance with
Item 7(b)(2) of Form 8-K.

(c)  Exhibits

    (i)  Purchase Agreement dated January 31, 1997.

SCHEDULES

    Pursuant to Item 601(b)(2) of Regulation S-K, schedules and exhibits to the Purchase Agreement set forth above have been omitted. The Purchase Agreement includes a listing of the schedules and exhibits which have been omitted. The Registrant hereby agrees to furnish such schedules and exhibits upon request of the Securities and Exchange Commission.


                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California.


                                       CORE-MARK INTERNATIONAL, INC.


                                       By       /s/ Leo F. Korman
                                          --------------------------------------
                                       Leo F. Korman, Senior Vice President and
                                            Chief Financial Officer


Dated:  February 18, 1997